UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 26, 2024

Date of earliest event reported

Trailblazer Merger Corporation I

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-41668	87-3710376
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

510 Madison Avenue Suite 1401 New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 586-8224

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TBMC	The Nasdaq Stock Market LLC
Rights	TBMCR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2024, Trailblazer Merger Corporation I (the “Company”) entered into an amendment (the “Amendment”) of its unsecured promissory note (the “Note”) with Trailblazer Sponsor Group, LLC, pursuant to which the maximum amount available to borrow under the Note was further increased by an additional $300,000 to $2,280,000.

A copy of the Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The disclosures set forth in this Item 1.01 are intended to be summaries only and are qualified in their entirety by reference to the Amendment.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As approved by its stockholders at the annual meeting of stockholders held on September 26, 2024 (the “Annual Meeting”), the Company filed an amendment to its Amended and Restated Certificate of Incorporation (the “Charter”) with the Delaware Secretary of State on September 27, 2024 (the “Charter Amendment”), to (a) modify the terms and extend the date (the “Termination Date”) by which the Company has to consummate a business combination by allowing the Company, through resolution of the board of directors without another stockholder vote, to elect to extend the Termination Date by one month each time from September 30, 2024 to September 30, 2025, or such earlier date as determined by the Board in its sole discretion, unless the closing of a business combination shall have occurred prior thereto; and (b) to remove the provision which permitted the withdrawal of $100,000 from the trust account of the Company in order to pay dissolution expenses.

The Charter Amendment is filed as Exhibit 3.1 hereto.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 26, 2024 the Company held the Annual Meeting. On August 29, 2024, the record date for the Annual Meeting, there were 9,019,500 shares of common stock of the Company entitled to be voted at the Annual Meeting, 7,270,370 shares of common stock of the Company or 80.61% of which were represented in person or by proxy.

1.	Extension Amendment Proposal

Stockholders approved the proposal (the “the Extension Amendment Proposal”) to amend the Company’s amended and restated certificate of incorporation to extend the date (the “Termination Date”) by which the Company has to consummate a business combination by allowing the Company, through resolution of the board of directors without another stockholder vote, to elect to extend the Termination Date by one month each time from September 30, 2024 to September 30, 2025, or such earlier date as determined by the board of directors in its sole discretion, unless the closing of a business combination shall have occurred prior thereto, and (b) to remove the provision in the Certificate of Incorporation permitting the withdrawal of $100,000 of dissolution expenses from the trust account of the Company. The voting results were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
5,881,216	1,389,154	0	0

2.	Trust Amendment Proposal

Stockholders approved the proposal (the “the Trust Amendment Proposal”) to amend the Company’s investment management trust agreement, dated as of March 28, 2023, by and between the Company and Continental Stock Transfer & Trust Company, allowing the Company to extend the date by which the Company must consummate a business combination up to twelve (12) times, each such extension for an additional one (1) month period, until September 30, 2025 and to remove the provision in permitting the withdrawal of $100,000 of dissolution expenses from the trust account of the Company. The voting results were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
5,881,216	1,389,154	0	0

3.	Director Ratification Proposal

Stockholders approved the proposal (the “the Ratification Proposal”) to ratify the appointment of Marcum LLP, as the Company’s independent auditors, for the fiscal year ending December 31, 2024. The voting results were as follows:

FOR	AGAINST	ABSTAIN	Broker Non-Votes
6,123,757	316,080	830,533	0

Item 8.01. Other Events.

In connection with the stockholders’ vote at the Annual Meeting, 4,520,384 shares were tendered for redemption.

Additionally, following the Annual Meeting, the board of directors of the Company determined that it would extend the date by which the Company must consummate its initial business combination by one month until October 31, 2024.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION
3.1	Charter Amendment to the Amended and Restated Certificate of Incorporation dated September 27, 2024
10.1	Amendment to Promissory Note, dated September 30, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 30, 2024

TRAILBLAZER MERGER CORPORATION I

By:	/s/ Arie Rabinowitz
Name:	Arie Rabinowitz
Title:	Chief Executive Officer

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